Exhibit 99.1
Contact:
Traci McCarty
Senior Director, Investor Relations
650-266-2398
Onyx Pharmaceuticals Reports Second Quarter 2011 Financial Results
Global Nexavar Sales Increase to $245.7 Million
SOUTH SAN FRANCISCO, CA — August 3, 2011 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the second quarter 2011. Onyx reported a non-GAAP net loss of $27.2 million, or $0.43 per diluted share, for the second quarter 2011 compared to a non-GAAP net income of $2.9 million, or $0.05 per diluted share, for the same period in 2010. Non-GAAP net loss excludes, among other items, adjustments to contingent consideration expense in connection with Onyx’s acquisition of Proteolix Inc., or Proteolix; employee stock-based compensation expense; lease termination exit costs, non-cash imputed interest expense related to the application of Accounting Standards Codification (“ASC”) 470-20 and charges associated with the restructuring of Onyx’s development, collaboration, option and license agreement with S*BIO Pte Ltd., or S*BIO.
“The quarter was marked by continued progress across our product portfolio,” said N. Anthony Coles, M.D., president and chief executive officer of Onyx. “Approved for the treatment of liver cancer and kidney cancer, Nexavar delivered another quarter of solid operating performance driven by strong growth in the Asia Pacific region. With five late-stage clinical trials expected to read-out by the end of 2012, Nexavar is poised to penetrate existing and new markets.” Dr Coles continued, “Our Phase 3 confirmatory trials with carfilzomib, ASPIRE and FOCUS, are well underway. Importantly, we are ramping up preparation for the commercialization of carfilzomib, in anticipation of a potential U.S. approval next year.”
On a GAAP basis, Onyx reported a net loss of $54.5 million, or $0.86 per diluted share, for the second quarter 2011 compared to a net loss of $97.2 million, or $1.55 per diluted share, for the same period in 2010. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).”
Revenue from Collaboration Agreement
Global Nexavar net sales, which are recorded by Onyx’s collaborator, Bayer HealthCare Pharmaceuticals Inc., or Bayer, were $245.7 million for the second quarter 2011, an increase of $9.6 million, or 4%, compared to $236.1 million for the same period in 2010. Onyx and Bayer are marketing and developing Nexavar® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of unresectable liver cancer and advanced kidney cancer in over 100 countries worldwide.
For the second quarter 2011, Onyx reported total revenue from collaboration agreement of $68.0 million compared to $68.8 million for the same period in 2010.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS
August 3, 2011

Operating Expenses
Onyx recorded research and development expenses of $63.0 million in the second quarter 2011 compared to $43.3 million for the same period in 2010. The increase in research and development expense was primarily due to investments in the development of carfilzomib, particularly the Phase 3 ASPIRE and FOCUS trials.
Selling, general and administrative expenses were $38.2 million in the second quarter 2011, compared to $26.6 million for the same period in 2010. Higher selling, general and administrative expenses between periods were primarily due to planned increases in employee headcount and related costs, legal costs, and selected pre-launch spending for carfilzomib.
Onyx recorded $5.8 million of non-cash contingent consideration expense in the second quarter 2011 associated with changes in the fair value of the liability for contingent consideration recorded for the potential milestone payments under the Proteolix acquisition.
As a result of consolidation of its facilities, Onyx ceased the use of facilities it previously occupied in Emeryville and in South San Francisco, California. In connection with the exits of these facilities, the Company recorded $10.7 million of non-cash lease termination exit costs.
Interest Expense
Interest expense of $5.0 million for the second quarter 2011 primarily relates to the 4.0% convertible senior notes due 2016 issued in August 2009 and includes non-cash imputed interest expense of $4.9 million as a result of the application of ASC 470-20.
Cash, Cash Equivalents and Marketable Securities
On June 30, 2011, cash, cash equivalents, and current and non-current marketable securities were $550.6 million compared to $577.9 million at December 31, 2010. This excludes restricted cash of $31.9 million at December 31, 2010.
Six-Month Results
Nexavar net sales, as recorded by Bayer, were $481.1 million and $450.5 million for the six months ended June 30, 2011 and 2010, respectively. Non-GAAP net loss for the six months ended June 30, 2011 was $41.4 million, or $0.66 per diluted share, compared to non-GAAP net income of $1.4 million, or $0.02 per diluted share for the same period in 2010. Non-GAAP net income excludes employee stock-based compensation expense, non-cash imputed interest expense related to the application of ASC Subtopic 470-20, non-cash items related to the advance funding and impairment of equity investment in S*BIO, lease termination exit costs and adjustments to contingent consideration expense in connection with our acquisition of Proteolix. A description of the non-GAAP calculations is provided below in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).” For the six months ended June 30, 2011, on a GAAP basis Onyx recorded a net loss of $103.7 million, or $1.64 per diluted share, compared with a net loss of $109.2 million, or $1.75 per diluted share, for the same period in 2010.
Management Conference Call Today
Onyx will host a webcast and teleconference with management to discuss second quarter 2011 financial results, as well as provide a general business, overview on Wednesday, August 3, 2011, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Financial results for the second quarter ended June 30, 2011 will be released earlier that day.
Interested parties may access a live webcast of the presentation on the company’s website at:
http://www.onyx-pharm.com/investors/event-calendar

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS
August 3, 2011

or by dialing 847-585-4405 and using the passcode 30130102#. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3042 and using the passcode 30130102# approximately one hour after the teleconference concludes. The replay will be available through August 17, 2011.
About Onyx Pharmaceuticals, Inc.
Based in South San Francisco, California, Onyx Pharmaceuticals, Inc. is a global biopharmaceutical company engaged in the development and commercialization of innovative therapies for improving the lives of people with cancer and other serious diseases. The company is focused on developing novel medicines that target key molecular pathways. For more information about Onyx, visit the company’s website at www.onyx-pharm.com.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding sales trends and commercial activities, the timing, progress and results of clinical development, and the potential expansion of Onyx’s product portfolio. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar being our only approved product; we may never receive marketing approval for carfilzomib; competition; failures or delays in our clinical trials; dependence on our collaborative relationship with Bayer; if approved, we may be unsuccessful in launching, maintaining adequate supply of or obtaining reimbursement for carfilzomib; market acceptance and the rate of adoption of our products; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar or carfilzomib; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; the indebtedness incurred through the sale of our 4.0% convertible senior notes due 2016; and product liability risks. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission, under the heading “Risk Factors” for a more detailed description of these and other risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
(See attached tables)

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS
August 3, 2011

ONYX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Revenue from collaboration agreement	$67,956	$68,773	$135,101	$131,676

Total revenue	67,956	68,773	135,101	131,676
Operating expenses:
Research and development (1) (2)	63,045	43,251	125,538	86,826
Selling, general and administrative (1)	38,236	26,647	72,707	51,368
Contingent consideration	5,755	92,037	17,250	95,485
Lease termination exit costs	10,727	—	10,727	—

Total operating expenses	117,763	161,935	226,222	233,679

Loss from operations	(49,807)	(93,162)	(91,121)	(102,003)
Investment income	645	780	1,293	1,569
Interest expense	(5,041)	(4,800)	(10,042)	(9,525)
Other expense (3)	(340)	—	(3,801)	—

Loss before provision (benefit) for income taxes	(54,543)	(97,182)	(103,671)	(109,959)
Provision (benefit) for income taxes	—	—	32	(732)

Net loss	$(54,543)	$(97,182)	$(103,703)	$(109,227)

Net loss per share:
Basic	$(0.86)	$(1.55)	$(1.64)	$(1.75)

Diluted (4)	$(0.86)	$(1.55)	$(1.64)	$(1.75)

Computation of diluted shares:
Basic	63,415	62,627	63,212	62,491
Dilutive effect of options	—	—	—	—

Diluted (4)	63,415	62,627	63,212	62,491

(1) Includes employee stock-based compensation charges of:
Research and development	$1,893	$1,104	$2,819	$2,016
Selling, general, and administrative	6,451	4,672	10,880	8,702

Total employee stock-based compensation	$8,344	$5,776	$13,699	$10,718

(2)	Includes a $12.7 million non-cash expense related to the unamortized balance of funding provided to S*BIO which was recorded in the first quarter of 2011.

(3)	Includes a $3.0 million impairment charge which reflects the reassessment of the fair value of Onyx’s equity investment in S*BIO during the first quarter of 2011.

(4)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the three and six months ended June 30, 2011 and 2010 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS
August 3, 2011

ONYX PHARMACEUTICALS, INC.
CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Nexavar product revenue, net (as recorded by Bayer)	$245,665	$236,122	$481,132	$450,483

Nexavar revenue subject to profit sharing (as recorded by Bayer)	$206,600	$202,979	$399,770	$388,846
Combined cost of goods sold, distribution, selling, general and administrative expenses	89,530	83,022	163,540	158,720

Combined collaboration commercial profit	$117,070	$119,957	$236,230	$230,126

Onyx’s share of collaboration commercial profit	$58,535	$59,978	$118,115	$115,063
Reimbursement of Onyx’s shared marketing expenses	6,687	6,475	11,291	12,299
Royalty revenue	2,734	2,320	5,695	4,314

Revenue from collaboration agreement	$67,956	$68,773	$135,101	$131,676

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS
August 3, 2011

ONYX PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

GAAP net (loss)	$(54,543)	$(97,182)	$(103,703)	$(109,227)
Non-GAAP adjustments:
Contingent consideration	5,755	92,037	17,250	95,485
Employee stock-based compensation	8,344	5,776	13,699	10,718
Imputed interest related to the convertible senior notes due 2016	2,509	2,222	4,944	4,379
Advance funding to S*BIO	—	—	12,666	—
Impairment of equity investment in S*BIO	—	—	3,000	—
Lease termination exit costs	10,727	—	10,727	—

Non-GAAP net (loss) / income (5)	$(27,208)	$2,853	$(41,417)	$1,355

Computation of non-GAAP diluted net (loss) / income

Non-GAAP net (loss) / income (5)	$(27,208)	$2,853	$(41,417)	$1,355

Add:
Interest and issuance costs related to dilutive convertible senior notes (6)	—	—	—	—

Non-GAAP net (loss) / income — diluted (5)	$(27,208)	$2,853	$(41,417)	$1,355

Computation of non-GAAP diluted shares
Basic shares	63,415	62,627	63,212	62,491
Dilutive effect of convertible senior notes (6)	—	173	—	222

Non-GAAP diluted shares (5)	63,415	62,800	63,212	62,713

Non-GAAP net (loss) / income per share (5)	$(0.43)	$0.05	$(0.66)	$0.02
Non-GAAP net (loss) / income per share — diluted (5)	$(0.43)	$0.05	$(0.66)	$0.02

(5)	This press release includes the following non-GAAP financial measures: non-GAAP net loss, non-GAAP net loss — diluted, non-GAAP net loss per share, and non-GAAP net loss per share — diluted. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.

Onyx management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Onyx management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or an as alternative to, measurements required by GAAP.
These non-GAAP financial measures exclude the following items from GAAP net loss and diluted per share amounts:
Contingent consideration expense: The effects of contingent consideration expense are excluded due to the nature of this charge, which is related to the change in fair value of the liability for contingent consideration in connection with the acquisition of Proteolix; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.
Employee stock-based compensation: The effects of employee stock-based compensation are excluded because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.
Imputed interest related to the convertible senior notes due 2016: The effects of imputed interest related to the convertible senior notes due 2016 are excluded because this expense is non-cash; such exclusion facilitates

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS
August 3, 2011

comparisons of Onyx’s cash operating results to peer companies.
Advance funding to S*BIO and impairment of equity investment in S*BIO: The effects of the termination of the S*BIO collaboration agreement are excluded because they do not relate to the normal and recurring transactions of Onyx’s business; such exclusion allows for a better representation of the ongoing economics of the business, facilitates comparison to peer companies and is reflective of how Onyx management internally manages the business.
Lease termination exit costs: The effects of lease termination exit costs are excluded because they represent non-cash items that relate to Onyx’s exit from facilities it previously occupied in Emeryville and in South San Francisco, California.

(6)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded from non-GAAP diluted per share amounts for the three and six months ended June 30, 2011 and 2010 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS
August 3, 2011

ONYX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)	(7)
Assets
Cash, cash equivalents and current marketable securities	$522,542	$549,313
Other current assets	65,776	95,871

Total current assets	588,318	645,184
Marketable securities, non-current	28,053	28,555
Property and equipment, net	18,570	10,822
Intangible assets — in-process research and development	438,800	438,800
Goodwill	193,675	193,675
Other assets	18,026	35,599

Total assets	$1,285,442	$1,352,635

Liabilities and stockholders’ equity
Current liabilities	$47,850	$72,860
Convertible senior notes due 2016	157,645	152,701
Liability for contingent consideration, non-current	270,708	253,458
Deferred tax liability	157,090	157,090
Other long-term liabilities	24,561	18,952
Lease termination exit costs, non-current	7,622	—
Stockholders’ equity	619,966	697,574

Total liabilities and stockholders’ equity	$1,285,442	$1,352,635

(7)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2010.